EXHIBIT 99.1

The Chemours Company Provides COVID-19 Update

Out of an abundance of caution, borrows $300M under $800M revolving credit facility

WILMINGTON, Del., April 3, 2020 /PRNewswire/ -- The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in Fluoroproducts, Chemical Solutions and Titanium Technologies, today announced action it is taking to address macroeconomic uncertainty driven by the coronavirus (COVID-19).

“At Chemours, protecting the safety and wellbeing of our employees while supporting our customers is our top priority. We remain focused on executing our business continuity plans that will keep our workforce healthy, maintain a reliable supply to our customers, and deliver results to our shareholders,” said Mark Vergnano, president and chief executive officer of Chemours. “At the same time, we are taking precautionary action to navigate the current uncertainty and, out of an abundance of caution, have made the decision to borrow $300 million from our $800 million revolving credit facility. This action helps to balance our access to domestic and non-domestic cash, and increase our near-term financial flexibility.”

As a precautionary measure, on April 3, 2020, the company provided notice to draw down $300 million of its revolving credit facility. There were no borrowings outstanding on the revolving credit facility at the time of notice. The company does not currently expect to use the proceeds from these borrowings, however the company may use the proceeds in the future for working capital needs or other general corporate purposes. The repayment of these borrowings is expected to occur when the uncertainty in the global markets subsides.

As previously disclosed, the company had total liquidity in the form of cash and cash equivalents and borrowing capacity of approximately $1.6 billion as of December 31, 2019. The company has well-spaced and balanced debt maturities, with no upcoming maturities of senior debt until 2023.

“While the current environment remains uncertain, we remain confident in our financial position, the strength of our businesses, and the long-term prospects for Chemours,” Vergnano concluded.

About The Chemours Company
The Chemours Company (NYSE: CC) is a global leader in titanium technologies, fluoroproducts, and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™, Freon™ and Nafion™. In 2019, Chemours was named to Newsweek’s list of America’s Most Responsible Companies. The company has approximately 7,000 employees and 30 manufacturing sites serving approximately 3,700 customers in over 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com, or follow us on Twitter @Chemours, or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the potential impact of the COVID-19 pandemic, our liquidity needs, upcoming debt maturities, repayment of borrowings, financial position, anticipated future operating and financial performance, business plans, prospects, targets, goals and commitments, and capital investments and projects, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2019. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT:

INVESTORS
Jonathan Lock
VP, Corporate Development and Investor Relations
+1.302.773.2263
investor@chemours.com

NEWS MEDIA
David Rosen
Global Leader, Media Relations and Strategic Communications
+1.302.773.2711
media@chemours.com